Exhibit 99.2

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FOR IMMEDIATE RELEASE

SkyWest, Inc. Secures Agreement with Delta Air Lines for 19 E175 Aircraft

Deliveries to Begin in August 2016

St. George, Utah — Oct. 21, 2015: SkyWest, Inc. (“SkyWest”) (NASDAQ:SKYW) announced today that it has entered into a Capacity Purchase Agreement (“CPA”) with Delta Air Lines to operate 19 new Embraer E175 dual-class regional jet aircraft. SkyWest has determined that these 19 E175 aircraft will be operated by SkyWest Airlines, Inc. a wholly-owned subsidiary of SkyWest. The CPA is under terms and conditions similar to SkyWest’s existing Delta agreements.

“SkyWest is a longtime Delta partner, and we’re pleased to advance our partnership with an additional aircraft type,” said Chip Childs, SkyWest, Inc. President. “As we continue to evolve our fleet mix, we look forward to continuing to deliver what our partners need through solid, reliable service.”

The aircraft will be flown in dual-class configuration of 76-seats, and will be equipped with Wi-Fi. Under the agreement, it is anticipated that delivery of the aircraft will begin in August 2016, with all 19 aircraft being delivered by mid-2017.

About SkyWest, Inc.

SkyWest, Inc. (NASDAQ:SKYW) was named one of “America’s Best Employers” by Forbes in 2015 and was Air Transport World’s Regional Airline of the Year in 2014. SkyWest, Inc. is the holding company for two scheduled passenger airline operations and an aircraft leasing company and is headquartered in St. George, Utah. SkyWest’s airline companies provide commercial air service in cities across the United States, Canada, Mexico and the Caribbean with more than 3,300 daily flights and a fleet of 662 aircraft. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, American Airlines and Alaska Airlines. ExpressJet Airlines operates through partnerships with United Airlines, Delta Air Lines and American Airlines. SkyWest is headquartered in St. George, Utah, and continues to set the standard for excellence in the regional industry with unmatched value for customers, shareholders and its nearly 20,000 employees.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this release contains forward-looking statements.  SkyWest may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “forecasts”, “expects,” “intends,” “believes,” “anticipates,” “estimates”, “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the future operating and financial results of SkyWest, SkyWest Airlines or ExpressJet, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release.  These factors include, but are not limited to, the prospects of entering into agreements with other carriers to fly new aircraft, ongoing negotiations between SkyWest, SkyWest Airlines and ExpressJet and their major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest, SkyWest Airlines and ExpressJet will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the ability of ExpressJet to realize potential synergies and other anticipated financial impacts of the consolidation of its operations, the possibility that future financial and operating results of ExpressJet may not meet SkyWest’s forecasts and the timing of ongoing consolidation of the operations of ExpressJet, if achieved; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; the financial stability of SkyWest’s major partners and any potential impact of their financial condition on the operations of SkyWest, SkyWest Airlines, or ExpressJet; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest’s operating airlines conduct flight operations; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; the ability to attract and retain qualified pilots and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission; including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2014, entitled “Risk Factors.”